Exhibit 10.5

SUMO LOGIC, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

Adopted by the Board of Directors on March 13, 2020, and

effective for fiscal years commencing with fiscal year 2021

1. Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s objectives through the payment of bonuses and commissions.

2. Definitions.

(a) “Actual Award” means as to any Performance Period, the actual award (if any, and including any earned commissions) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3(e) to modify the award.

(b) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Bonus Pool for each Performance Period.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(f) “Committee” means the committee appointed by the Board (pursuant to Section 5) to administer the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.

(g) “Company” means Sumo Logic, Inc., a Delaware corporation, or any successor thereto.

(h) “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

(i) “Employee” means any executive, officer, or key employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(j) “Fiscal Year” means the fiscal year of the Company.

(k) “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

(l) “Performance Period” means the period of time for the measurement of the performance or other criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance or other criteria over twelve (12) months and other criteria over three (3) months.

(m) “Plan” means this Executive Incentive Compensation Plan, as set forth in this instrument (including any appendix attached hereto) and as hereafter amended from time to time.

(n) “Target Award” means, for Participants not participating in a sales incentive plan, the target award, at 100% of target level performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).

(o) “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3. Selection of Participants and Determination of Awards.

(a) Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

(b) Determination of Target Awards. The Committee, in its sole discretion, will establish a Target Award for each Participant (which may be expressed as a percentage of a Participant’s average annual base salary for the Performance Period).

(c) Bonus Pool. Each Performance Period, the Committee, in its sole discretion, will establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards (other than earned commissions) will be paid from the Bonus Pool.

(d) Commissions. Each Performance Period, the Committee, in its sole discretion, may create a sales incentive plan, which may be established before or during the applicable Performance Period in accordance with applicable law, to govern the payment of commissions.

(e) Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion and at any time, may (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at, or above the Target Award, in the Committee’s discretion. The Committee may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers. Notwithstanding the foregoing, the calculation of any commissions will be governed by the terms and conditions of any sales incentive plan approved by the Committee.

(f) Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, will determine the performance goals, quotas, or other criteria applicable to any Target Award or commission which requirement may include, without limitation, (i) annual recurring revenue (including growth, by geography and by product), (ii) attainment of research and development milestones, (iii) billings (including growth), pipeline, and/or conversion, (iv) bookings (including growth, by geography, and by product), (v) business divestitures and acquisitions, (vi) cash flow, (vii) cash position, (viii) churn rate, (ix) customers, (x) dollar based net retention, (xii) earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, and amortization and net earnings), (xiii) earnings per share, (xiv) free cash flow (xv) headcount growth and/or attrition rate, (xvi) net income, (xvii) net profit, (xviii) net sales, (xix) new annual contract value, (xx) new annual contract value growth, (xxi) operating cash flow, (xxii) operating expenses, (xxiii) operating income, (xxiv) operating margin, (xxv) overhead or other expense reduction, (xxvi) product defect measures, (xxvii) product release timelines, (xxviii) productivity, (xxix) profit, (xxx) renewal rate, (xxxi) return on assets, (xxxii) return on capital, (xxxiii) return on equity, (xxxiv) return on investment, (xxxv) return on sales, (xxxvi) revenue (including growth, by geography and by product), (xxxvii) sales growth, (xxxviii) sales productivity, (xxxix) sales results, (xl) stock price, (xli) time to market, (xlii) total stockholder return, (xliii) working capital, and (xliv) individual objectives such as peer reviews or other subjective or objective criteria. As determined by the Committee, the performance goals may be based on generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by the Committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit, segment, or Company-wide basis. Any criteria used may be measured on such basis as the Committee determines, including but not limited to, as applicable, (A) in absolute terms, (B) in combination with another performance goal, goals, or other criteria (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share basis, (E) against the performance of the Company as a whole or a segment of the Company, and/or (F) on a pre-tax or after-tax basis. The performance goals or other criteria may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided in Section 3(e).

4. Payment of Awards.

(a) Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b) Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the end of the Performance Period to which the Actual Award relates and after the Actual Award is approved by the Committee, but in no event following the later of (i) the fifteenth (15th) day of the third (3rd) month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award is first no longer subject to a substantial risk of forfeiture, and (ii) March 15 of the calendar year immediately following the calendar year in which the Participant’s Actual Award is first no longer subject to a substantial risk of forfeiture. Unless otherwise determined by the Committee, to earn an Actual Award a Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid.

It is the intent that this Plan be exempt from or comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(c) Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum.

(d) Payment in the Event of Death or Disability. If a Participant dies or becomes Disabled prior to the payment of an Actual Award earned by him or her prior to death or Disability for a prior Performance Period, the Actual Award will be paid to his or her estate or to the Participant, as the case may be, subject to the Committee’s discretion to reduce or eliminate any Actual Award otherwise payable.

(e) Earned Commissions. Notwithstanding anything to the contrary in this Section 4, the payment of any Actual Awards that are in the form of earned commissions will be governed by the terms and conditions of any sales incentive plan approved by the Committee.

5. Plan Administration.

(a) Committee is the Administrator. The Plan will be administered by the Committee. The Committee will consist of not less than two (2) members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board.

(b) Committee Authority. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

(c) Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d) Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(e) Indemnification. Each person who is or will have been a member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss,

cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6. General Provisions.

(a) Tax Withholding. The Company (or the Affiliate employing the applicable Employee) will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

(b) No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company (or the Affiliate employing the applicable Employee) to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c) Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d) Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

(f) Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7. Amendment, Termination, and Duration.

(a) Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

(b) Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Board’s and the Committee’s right to amend or terminate the Plan), will remain in effect thereafter until terminated.

8. Legal Construction.

(a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

(b) Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

(e) Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f) Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.